Registration No. 333-161908

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

AKORN, INC.
(Exact name of registrant as specified in its charter)

Louisiana	72-0717400
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1925 W. Field Court, Suite 300
Lake Forest, Illinois 60045
(Address of Principal Executive Offices)

Amended and Restated Akorn, Inc. 2003 Stock Option Plan
(Full Title of the Plan)

Joseph Bonaccorsi, Esq.
Senior Vice President, General Counsel and Secretary
Akorn, Inc.
1925 W. Field Court, Suite 300
Lake Forest, Illinois 60045
(Name and address of agent for Service)

(847) 279-6100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the      Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

On September 14, 2009, Akorn, Inc. (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-161908) (the “Initial Registration Statement”).  The Registrant is filing this Post-Effective Amendment No. 1 to the Initial Registration Statement (“Amendment No. 1” and together with the Initial Registration Statement, the “Registration Statement”) for the sole purpose of including the consent of Ernst & Young LLP to permit the incorporation by reference into the Registration Statement of that firm’s audit report relating to the consolidated financial statements of Akorn, Inc. and the effectiveness of internal control over financial reporting of Akorn, Inc., included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011. The consent is filed herewith as Exhibit 23.1. Except as otherwise stated herein, no other information contained in the Initial Registration Statement has been updated by this Amendment No. 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (“SEC”), are incorporated herein by reference as of their respective dates of filing, except for the portions thereof that are “furnished” rather than filed with the Commission:

(1)
Akorn, Inc.’s Registration Statement on Form S-8 (Registration No. 333-124190) as filed with the SEC on April 20, 2005, as amended by Post-Effective Amendment No. 1 to Form S-8, as filed with the SEC on October 26, 2007, to the extent not otherwise amended or superseded by Akorn, Inc.’s other filings with the SEC, including the Registration Statement, as amended;

(2)	Akorn, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 15, 2012;

(3)
Akorn, Inc.’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, as filed with the SEC on May 10, 2012 and August 14, 2012, respectively, and as amended by the Amendment to the Quarterly Report on Form 10-Q/A, as filed with the SEC on August 14, 2012;

(4)	Akorn, Inc.’s Current Reports on Form 8-K, including amendments thereto, as filed with the SEC since December 31, 2011, other than any information furnished pursuant to Item 2.02 or Item 7.01;

(5)
the description of Akorn, Inc.’s common stock contained in the section entitled “Description of Capital Stock and Convertible Securities,” included in Akorn, Inc.’s Post Effective Amendment No. 2 to Form S-1, No. 333-119168 filed with the SEC on June 14, 2005, and any amendment or report filed for the purpose of updating such description; and

(6)
all documents filed by Akorn, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the filing of the Initial Registration Statement with the SEC and prior to the effectiveness of the Initial Registration Statement.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all common stock offered hereunder has been sold or which deregisters all common stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Amendment No. 1 to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 6th day of September, 2012.

AKORN, INC.
By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Akorn, Inc., hereby severally constitute and appoint Rajat Rai and Timothy A. Dick and each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this Post-Effective Amendment No. 1 to Form S-8, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by the Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
/s/ Rajat Rai Rajat Rai	Chief Executive Officer (Principal Executive Officer)	September 6, 2012

/s/ Timothy A. Dick Timothy A. Dick	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 6, 2012

/s/ John N. Kapoor, Ph.D.	Director, Chairman of the Board	September 5, 2012
John N. Kapoor, Ph.D.

/s/ Kenneth S. Abramowitz	Director	September 6, 2012
Kenneth S. Abramowitz
/s/ Ronald M. Johnson	Director	September 6, 2012
Ronald M. Johnson

/s/ Steven J. Meyer Steven J. Meyer	Director	September 6, 2012

Director
Brian Tambi

/s/ Alan Weinstein	Director	September 5, 2012
Alan Weinstein

/s/ Adrienne L. Graves	Director	September 5, 2012
Adrienne L. Graves

Exhibit Index

Exhibit
No.	Description

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., incorporated by reference to Exhibit 5.1 to the Initial Registration Statement.

10.1
Amended and Restated Akorn, Inc. 2003 Stock Option Plan, as amended March 2, 2012, incorporated by reference to Exhibit 10.1 to Akorn, Inc.’s Current Report on Form 8-K filed with the SEC on March 8, 2012.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of S. R. Batliboi & Co., incorporated by reference to Exhibit 23.1 to Akorn, Inc.’s Current Report on Form 8-K/A filed with the SEC on September 5, 2012.

23.3	Consent of BDO Seidman, LLP, incorporated by reference to Exhibit 23.1 to Akorn, Inc.’s Current Report on Form 8-K/A filed with the SEC on June 29, 2012.

23.4	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., incorporated by reference to Exhibit 5.1 of the Initial Registration Statement.

24.1*	Power of Attorney, included on the signature pages in Part II of this Post-Effective Amendment No. 1.

* Filed herewith